EXHIBIT 99.1
                                                                    ------------

                               Continuation Sheet
                               ------------------

(1) All of the securities disclosed in Table I of this Form 4 are owned by Warburg Pincus Private Equity VIII, L.P. and two affiliated partnerships ("WP VIII"). Warburg Pincus Partners LLC, a New York limited liability company ("WPP LLC"), which is a subsidiary of Warburg Pincus & Co., a New York general partnership ("WP"), is the sole general partner of WP VIII. Warburg Pincus LLC, a New York limited liability company ("WP LLC," and together with WP VIII, WPP LLC and WP, the "Warburg Pincus Entities"), manages WP VIII. By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), WP, WPP LLC and WP LLC may be deemed to be the beneficial owners of the securities beneficially owned by WP VIII. WP, WPP LLC and WP LLC each disclaim beneficial ownership of all such securities, except to the extent of any indirect pecuniary interest therein. William H. Janeway and Jeffrey A. Harris, became directors of Nuance Communications, Inc. (formerly ScanSoft, Inc.) on April 8, 2004 and September 15, 2005, respectively. Mr. Janeway is a partner of WP and a member and a Vice Chairman of WP LLC. Mr. Harris is a partner of WP and a member and a Managing Director of WP LLC. As such, Mr. Janeway and Mr. Harris may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the securities beneficially owned by WP VIII, WPP LLC, WP LLC and WP. Mr. Janeway and Mr. Harris disclaim beneficial ownership of all such securities, except to the extent of any indirect pecuniary interest therein. Charles R. Kaye and Joseph P. Landy are Managing General Partners of WP and Managing Members and Co-Presidents of WP LLC and may be deemed to control the Warburg Pincus Entities. Messrs Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus Entities.

Designated Filer:         Warburg Pincus Private Equity VIII, L.P.
Issuer & Ticker Symbol:   Nuance Communications, Inc. (NUAN)
Date of Event Requiring Statement:  August 16, 2006



                                       WARBURG PINCUS & CO.

1. Name: Warburg Pincus & Co.
   Address: 466 Lexington Avenue       By: /s/ Scott A. Arenare  August 18, 2006
                                           --------------------  ---------------
            New York, New York 10017    Name:    Scott A. Arenare
                                        Title:   Partner


2. Name: Warburg Pincus LLC            WARBURG PINCUS LLC
   Address: c/o Warburg Pincus & Co.
            466 Lexington Avenue
            New York, New York 10017   By: /s/ Scott A. Arenare  August 18, 2006
                                           --------------------  ---------------
                                        Name:    Scott A. Arenare
                                        Title:   Member


3.  Name: Warburg Pincus Partners LLC  WARBURG PINCUS PARTNERS LLC
    Address: c/o Warburg Pincus & Co.
             466 Lexington Avenue      By:  Warburg Pincus & Co., its Managing
             New York, New York 10017       Member

                                       By: /s/ Scott A. Arenare  August 18, 2006
                                           --------------------  ---------------
                                        Name:    Scott A. Arenare
                                        Title:   Partner

Designated Filer:         Warburg Pincus Private Equity VIII, L.P.
Issuer & Ticker Symbol:   Nuance Communications, Inc. (NUAN)
Date of Event Requiring Statement:  August 16, 2006



4.  Name: William H. Janeway (Director)
    Address: c/o Warburg Pincus & Co.   /s/ Scott A. Arenare     August 18, 2006
                                        --------------------     ---------------
             466 Lexington Avenue       Name:  William H. Janeway
             New York, New York  10017  By:  Scott A. Arenare, attorney-in-fact

Designated Filer:         Warburg Pincus Private Equity VIII, L.P.
Issuer & Ticker Symbol:   Nuance Communications, Inc.  (NUAN)
Date of Event Requiring Statement:  August 16, 2006



5.  Name: Jeffrey A. Harris (Director)
    Address: c/o Warburg Pincus & Co.  By: /s/ Scott A. Arenare  August 18, 2006
                                           --------------------  ---------------
             466 Lexington Avenue       Name:  Jeffrey A. Harris
             New York, New York  10017  By:  Scott A. Arenare, attorney-in-fact